40

                                                                       Form 10-Q


                                  Exhibit (10)3

                              Mr. Henry B. Schacht
                            Senior Advisor Agreement

This agreement replaces and supersedes the agreement between you and the Company dated March 1, 1998.

Duties

Effective March 1, 2003, through December 31, 2003, in your role as Senior Advisor, the Company agrees to retain you, and you agree to provide services to the Company, at such times as you and the Company shall mutually agree. Your duties will initially be to work on specific assignments in the areas of litigation and legacy cost reduction initiatives.

Stipend

In consideration for your services pursuant to this Senior Advisor agreement, as well as the other terms of this agreement, you will be provided with a monthly stipend of $55,000 per month for the duration of this agreement. This amount may be increased or decreased based on variation in the scope and requirements of this assignment.

Support and Other Services

In conjunction with your role as Senior Advisor, the Company shall make available to you office space at a mutually agreed location. This will encompass all reasonable accommodations which you may require, which will include, but is not limited to such as access to conference rooms, a computer, a cell phone, the Lucent network resources (i.e., email, voice mail, etc.), Company credit cards, a Company ID, Executive travel services, reproduction, facsimile, and other customary office equipment. In addition, you will be provided with secretarial services mutually satisfactory to you and the Company as are required to support this agreement.

You will also receive a one-time payment of $15,000, less applicable taxes, for financial counseling services for calendar year 2003 on March 31, 2003.

Further, after the conclusion and notwithstanding the termination of this agreement, consistent with the arrangements approved at the time you stepped down as Chairman in February, 1998, the Company agrees to furnish you as a former Chairman of the Board of the Company with office space and secretarial support at a mutually agreed location for the period during which you have an active need for such space and support.

Other Terms

This agreement may be terminated by you or by the Company prior to December 31, 2003, or extended beyond that date by mutual agreement.

Although the Company reserves the right to determine when and if to seek to consult with you, this agreement is understood by you to require your personal service and is not assignable. Further, in the event of your death, this agreement will be terminated and your monthly stipend will cease.

Under this agreement, you affirm your obligation to keep all Proprietary Company Information confidential and not to disclose it to any third party in the future. "Proprietary Company Information" includes, but is not necessarily limited to, technical, marketing, business, financial or other information which constitutes trade secret information or information not available to competitors of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company.

In addition, you agree that at no time during this assignment, shall you, without the written consent of the Senior Vice President and General Counsel of the Company establish an employment, consulting or other business relationship with a competitor of the Company; or engage in activity which is in conflict with or adverse to the interests of the Company. This provision shall not affect the right of the Company to enforce any provisions relating to non-competition or non-solicitation which may appear in any other agreement, document or plan applicable to you.

In the event that any one or more of the provisions contained in this agreement shall for any reason be held to be




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41


                                                                       Form 10-Q


                                  Exhibit (10)3

unenforceable in any respect, such unenforceability shall not the affect the validity or enforceability of any other provisions of this agreement.

This agreement sets forth the entire agreement between us with respect to the terms and conditions of you becoming a Senior Advisor to the Company. Except to the extent expressly provided herein, nothing in this agreement shall be deemed to alter, amend, modify or otherwise affect any employee benefit, compensation or other plan, program or policy maintained by the Company or any provision thereof.

When signed, this agreement shall become legally binding on all parties hereto. In case of a dispute as to its meaning, this agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. After you have carefully reviewed this agreement, please sign the enclosed copy and return it to me.


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Henry B. Schacht                              Date


Lucent Technologies, Inc.


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Patricia F. Russo                             Date
Chairman and Chief Executive Officer